Exhibit 10.7

CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and have been separately filed with the Commission.

DFCI Agreement no. A08409.01

Amendment 1 to Exclusive License Agreement between

Checkpoint Therapeutics, Inc. and Dana-Farber Cancer Institute, Inc.

This first amendment (“Amendment 1”), made effective as of October 5, 2015 (“Amendment 1 Effective Date”), is between the Dana-Farber Cancer Institute, Inc., a Massachusetts non-profit organization having offices at 450 Brookline Avenue, Boston, MA 02215 (“DFCI”), and Checkpoint Therapeutics, Inc., a Delaware corporation with offices at 3 Columbus Circle, New York, NY 10019 (“CTI”), collectively the “Parties” with reference to the following:

WHEREAS, DFCI and CTI entered into an Exclusive License Agreement made effective as of March 2, 2015 (“Agreement”) covering intellectual property developed in the laboratory of Dr. Wayne Marasco at DFCI with respect to PD-L1, GITR and CAIX antibodies;

WHEREAS, the Parties now wish to add additional PD-L1 antibodies, know-how and intellectual property developed in the laboratory of Dr. Wayne Marasco to the DFCI Technology licensed under the original Agreement, and include additional fees in consideration thereof;

WHEREAS, the Parties hereto agree that this Amendment 1 is hereby made an integral part of the Agreement, incorporated therein by this reference;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Schedules 2 (DFCI Know-How) and 4 (DFCI Antibodies) are hereby amended to include intellectual property, know-how and PD-L1 Antibodies pertaining to DFCI C2104, developed in the laboratory of Dr. Wayne Marasco, and more specifically described in Exhibit A, which is incorporated herein by reference and attached hereto.

2.	Article 3.2b (Milestone Dates for a Licensed Product Targeting PD-L1) is hereby amended to include the following additional diligence milestone:

Milestone	Achievement Date
Developability Assessment	One hundred twenty (120) days from the Amendment 1 Effective Date

“Developability Assessment” means in-silico or in-vitro assessment of affinity, productivity, aggregation, stability, heterogeneity, solubility, viscosity, and potential for immunogenicity of an antibody sequence or protein included in this Amendment 1.

3.	Article 5 (Financial Provisions) is hereby amended to include the following payments, in consideration of the additional rights granted by DFCI to CTI under this Amendment 1:

a.	Amendment Upfront Fee. A non-creditable, non-refundable Amendment Upfront Fee in the sum of twenty-five thousand U.S. dollars ($25,000) shall be due and payable by CTI to DFCI upon execution of this Amendment 1.

b.	Developability Assessment Milestone Payment. Upon conclusion of the one hundred twenty (120) day Developability Assessment period, CTI shall pay to DFCI a Milestone Payment in the sum of * U.S. dollars ($*) if CTI elects to continue with research and clinical development of Antibodies containing any fragment, variant, derivative, or improvement of the novel PD-L1 Antibody light chain sequences contained hereunder in Exhibit A.

4.	Article 10 (Term and Termination) is hereby amended to include the following termination provision:

a.	Amendment 1 Termination. Upon conclusion of the one hundred twenty (120) day Developability Assessment period, if CTI elects not to continue with research and clinical development of Antibodies containing any fragment, variant, derivative, or improvement of the novel PD-L1 Antibody light chain sequences contained hereunder in Exhibit A, this Amendment 1 shall immediately terminate.

Except as amended above, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment 1 to be duly executed by their respective authorized representatives.

Dana-Farber Cancer Institute, Inc.		Checkpoint Therapeutics, Inc.

By:	/s/ Michelle Cox	By:	Mike Weiss

Name:	Michelle Cox	Name:	Mike Weiss

Title:	Vice President, Research Operations	Title:	Executive Chairman

Date:	10/16/2015	Date:	10/16/2015

* Confidential material redacted and filed separately with the Commission.

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EXHIBIT A

DFCI Invention #C2104 entitled “Affinity Matured Human Anti-PD-L1 Clones 42 & 50”:

*

* Confidential material redacted and filed separately with the Commission.

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